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                                                                  Exhibit 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 15, 1996, included in the Abbott Laboratories Form 10-K for the year ended December 31, 1995; (ii) our report dated January 15, 1996, incorporated by reference in Abbott Laboratories Form 10-K for the year ended December 31, 1995; and, (iii) our report dated April 23, 1995, included in Abbott Laboratories Stock Retirement Plan Form 11-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                              /s/ Arthur Andersen LLP
                                              ________________________________
                                              ARTHUR ANDERSEN LLP

Chicago, Illinois
January 7, 1997